EXHIBIT 1








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                             NOTE PURCHASE AGREEMENT




                                  by and among

                           THE INVESTORS NAMED HEREIN

                                       and

                            MICRO THERAPEUTICS, INC.




                                  June 25, 2004



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


                                TABLE OF CONTENTS
                                -----------------


SECTION 1.    AUTHORIZATION OF SECURITIES....................................1

SECTION 2.    PURCHASE AND SALE OF SECURITIES................................1
      2.1.    Issuance and Sale of Exchangeable Notes........................1
      2.2.    Closings and Closing Dates.....................................2

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................2
      3.1.    Corporate Organization.........................................2
      3.2.    Subsidiaries...................................................3
      3.3.    Capitalization.................................................3
      3.4.    Corporate Proceedings, etc.....................................4
      3.5.    Consents and Approvals.........................................4
      3.6.    Absence of Defaults, Conflicts, etc............................4
      3.7.    Reports and Financial Statements...............................5
      3.8.    Absence of Certain Developments................................6
      3.9.    Compliance with Law............................................6
      3.10.   Litigation.....................................................7
      3.11.   Absence of Undisclosed Liabilities.............................8
      3.12.   Change in Ownership............................................8
      3.13.   Employment Matters.............................................8
      3.14.   Tax Matters....................................................9
      3.15.   Intellectual Property..........................................9
      3.16.   Title to Tangible Assets.......................................9
      3.17.   Insurance.....................................................10
      3.18.   Transactions with Related Parties.............................10
      3.19.   Interest in Competitors.......................................10
      3.20.   Registration Rights...........................................10
      3.21.   Private Offering..............................................10
      3.22.   Brokerage.....................................................11
      3.23.   Takeover Statute; Rights Plan.................................11
      3.24.   Nasdaq Compliance.............................................11
      3.25.   Reporting Status..............................................11
      3.26.   No Manipulation of Stock......................................11
      3.27.   Accountants...................................................12
      3.28.   Transfer Taxes................................................12
      3.29.   Investment Company............................................12
      3.30.   Listing.......................................................12
      3.31.   Material Facts................................................12

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF THE INVESTORS...............12

SECTION 5.    ADDITIONAL AGREEMENTS OF THE PARTIES..........................14
      5.1.    Resale of Securities..........................................14
      5.2.    Covenants Pending Closing.....................................14
      5.3.    Further Assurance.............................................14
      5.4.    Indemnity.....................................................15
      5.5.    Exchange of Exchangeable Notes for Common Stock...............15
      5.6.    Consents and Approvals; HSR Act; Proxy........................17
      5.7.    Use of Proceeds...............................................18
      5.8.    Takeover Statute..............................................18
      5.9.    Rights Agreement Inapplicable.................................18
      5.10.   Registration Rights...........................................18
      5.11.   Registration and Listing......................................19
      5.12.   Private Offering..............................................19

SECTION 6.    INVESTORS' CLOSING CONDITIONS.................................19
      6.1.    Representations and Warranties................................19
      6.2.    Compliance with Agreement.....................................20
      6.3.    Injunction....................................................20
      6.4.    Counsel's Opinion.............................................20
      6.5.    Adverse Development...........................................20
      6.6.    Stockholder Approval..........................................20
      6.7.    Listing of the Shares.........................................20
      6.8.    Nasdaq Trading................................................21
      6.9.    Officers' Certificate.........................................21
      6.10.   Secretary's Certificate.......................................21
      6.11.   Approval of Proceedings.......................................21
      6.12.   Fairness Opinion..............................................21
      6.13.   Second Closing Date...........................................22

SECTION 7.    COMPANY CLOSING CONDITIONS....................................22
      7.1.    Representations and Warranties................................22
      7.2.    Compliance with Agreement.....................................22
      7.3.    Investors' Certificates.......................................22
      7.4.    Injunction....................................................22
      7.5.    Stockholder Approval..........................................22

SECTION 8.    INTERPRETATION OF THIS AGREEMENT..............................22
      8.1.    Terms Defined.................................................22
      8.2.    Accounting Principles.........................................26
      8.3.    Directly or Indirectly........................................26
      8.4.    Governing Law.................................................26
      8.5.    Paragraph and Section Headings................................26

SECTION 9.    MISCELLANEOUS.................................................26
      9.1.    Notices.......................................................26
      9.2.    Expenses and Taxes............................................27
      9.3.    Reproduction of Documents.....................................27
      9.4.    Termination and Survival......................................28
      9.5.    Successors and Assigns........................................28
      9.6.    Entire Agreement; Amendment and Waiver........................28
      9.7.    Severability..................................................28
      9.8.    Limitation on Enforcement of Remedies.........................29
      9.9.    Counterparts..................................................29


Exhibit A   Form of Exchangeable Promissory Note
Exhibit B   Certificate of Incorporation
Exhibit C   Bylaws
Exhibit D   Registration Rights Provisions
Exhibit E   Opinion of Stradling Yocca Carlson & Rauth (delivered at the
            First Closing)
Exhibit F   Opinion of Stradling Yocca Carlson & Rauth (delivered at the
            Second Closing)

                            MICRO THERAPEUTICS, INC.

                             NOTE PURCHASE AGREEMENT

                            Dated as of June 25, 2004

TO THE INVESTORS WHOSE NAMES APPEAR
ON THE SIGNATURE PAGES HERETO

Ladies and Gentlemen:

     Micro Therapeutics, Inc., a Delaware corporation (the "Company"), hereby agrees with the investors named on the signature pages hereto (each, an "Investor" and collectively, the "Investors") as follows:

SECTION 1.  AUTHORIZATION OF SECURITIES
            ---------------------------

     The Company has duly authorized the issue and sale of (i) $21,007,500 aggregate principal amount of the Exchangeable Notes (as defined below), each such Exchangeable Note to be in the form attached hereto as Exhibit A and (ii) the Company's common stock, par value $0.001 per share (the "Common Stock"), issuable upon exchange of the Exchangeable Notes in accordance with the terms of this Agreement. As used herein, the term "Exchangeable Notes" shall mean all exchangeable promissory notes originally delivered pursuant to this Agreement and all notes delivered in substitution or exchange for any such Exchangeable Note and, where applicable, shall include the singular number as well as the plural. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Section 8.1 of this Agreement.

SECTION 2.  PURCHASE AND SALE OF SECURITIES
            -------------------------------

     2.1. Issuance and Sale of Exchangeable Notes. Subject to the terms and conditions set forth in this Agreement, and in reliance upon the Company's and the Investors' representations set forth below, on the First Closing Date (as defined below), the Company shall sell to each Investor, and each Investor shall purchase from the Company, the Exchangeable Notes in the aggregate principal amount set forth opposite such Investor's name on Schedule 2.1. The sale and purchase of the Exchangeable Notes shall be effected on the First Closing Date by the Company executing and delivering to each Investor, duly registered in such Investor's name or in the name of its nominee or other designee designated in writing to the Company at least one day prior to the First Closing Date, the Exchangeable Notes, against delivery by such Investor to the Company of the aggregate principal amount set forth opposite such Investor's name on Schedule 2.1, by wire transfer of immediately available funds to such account as the Company shall designate in writing addressed to the Investors at least two Business Days prior to the First Closing (as defined below). The parties hereto acknowledge that the Company's agreements with each of the Investors are separate agreements and the sale to each of the Investors are separate sales.

        2.2. Closings and Closing Dates
        --------------------------

     (a) First Closing. The closing of the transactions contemplated by Section
2.1 (the "First Closing") shall take place at 10:00 A.M., New York City time, on the second Business Day following the date on which the last to be fulfilled or waived of the conditions set forth in Section 6 and Section 7 hereof pertaining to the First Closing Date shall have been fulfilled or waived in accordance with this Agreement, or on such other date as may be mutually agreed by the Company and the Investors (the "First Closing Date"), at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, or such other location as the Investors and the Company shall mutually select.

     (b) Second Closing. The closing of the transactions contemplated by Section
5.5 (the "Second Closing" and, together with the First Closing, the "Closings" and each, a "Closing") shall take place at 10:00 A.M., New York City time, on the second Business Day following the date on which the last to be fulfilled or waived of the conditions set forth in Section 6 and Section 7 hereof pertaining to the Second Closing Date shall have been fulfilled or waived in accordance with this Agreement, or on such other date as may be mutually agreed by the Company and the Investors (the "Second Closing Date"), at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, or such other location as the Investors and the Company shall mutually select.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
            ---------------------------------------------

     The Company represents and warrants to each Investor that, except as set forth on the correspondingly numbered section of the Disclosure Schedule delivered to the Investors in connection herewith or as disclosed in the Company SEC Reports (as defined herein) filed prior to the date hereof:

        3.1. Corporate Organization
             ----------------------

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto as Exhibit B and Exhibit C, respectively, are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, as amended through the date hereof (collectively, the "Organizational Documents").

     (b) The Company has all requisite power and authority to own its properties and to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under, the laws of each jurisdiction in which the conduct of the Company's business or the nature of the property owned requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, assets, liabilities, profits, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

        3.2. Subsidiaries
             ------------

     Except as set forth in the Company SEC Reports, the Company has no Subsidiaries and no interests or investments in any partnership, trust or other entity or organization. Each Subsidiary has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization; all of the issued and outstanding capital stock or other interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity.

        3.3. Capitalization
             --------------

     (a) On the date hereof, the authorized capital stock of the Company consists of 70,000,000 shares of its Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), consisting of 170,000 shares which have been designated as Series A Preferred Stock. The issued and outstanding shares of capital stock of the Company consists of 41,428,671 shares of Common Stock, and no shares of Preferred Stock.

     (b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Upon issuance, sale and delivery as contemplated by this Agreement (i) the Exchangeable Notes will be duly authorized and (ii) the Second Closing Shares (upon receipt of the Stockholder Approval (as defined herein)), will be duly authorized, validly issued, fully paid and non-assessable, and, with respect to both subsections (i) and (ii) above, free and clear of any and all security interests, pledges, liens, charges, claims, options, restrictions on transfer, preemptive or similar rights, proxies and voting or other agreements, or other encumbrances of any nature whatsoever, except for those provided for herein and other than restrictions on transfer imposed by federal or state securities laws.

     (c) Except for the conversion rights which attach to the Exchangeable Notes and the warrants, options and convertible securities which are listed on
Schedule 3.3, on the Closing Dates, there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion, exchange or exercise of any security of the Company or any Subsidiary nor will there be any rights, options, calls or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. Except as set forth on Schedule 3.3, (i) no stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company, (ii) no stockholder of the Company has any rights, contractual or otherwise, to designate members of the Company's Board of Directors (the "Board"), other than in accordance with the DGCL, and (iii) there are no stockholder, voting or other agreements relating to the rights and obligations of the Company's stockholders.

        3.4. Corporate Proceedings, etc.
             ---------------------------

     The Company has the requisite authority to execute, deliver, and perform its obligations under this Agreement and to consummate each of the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the special independent committee of the Board consisting of Richard Randall and George Wallace (the "Special Committee"), under the authority vested in the Special Committee by the Board. No other corporate or stockholder action (other than the Stockholder Approval (as defined herein)) is necessary to authorize such execution, delivery and performance of this Agreement, and upon such execution and delivery this Agreement shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. The Company has authorized the issuance and delivery of the Exchangeable Notes and the Second Closing Shares in accordance with this Agreement and, except for receipt of the Stockholder Approval, no further corporate or stockholder action is required in connection with such issuance and delivery. Upon execution and delivery of the Exchangeable Notes, the Exchangeable Notes shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

        3.5. Consents and Approvals
             ----------------------

     The execution and delivery by the Company of this Agreement, the issuance of any of the Exchangeable Notes and Second Closing Shares, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not require the Company or any of its Subsidiaries to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Person or judicial authority, except for the confirmation or approval referred to in Sections 5.5 and 5.6 hereof, which such confirmation or approval the Company shall use its best efforts to obtain within the periods described in Sections
5.5 and 5.6 herein, and except for certain consents and waivers to be obtained from Micro Investment, LLC, a Delaware limited liability company ("Micro Investment"), with respect to the subscription right of Micro Investment to purchase its pro rata portion of securities issued by the Company.

        3.6. Absence of Defaults, Conflicts, etc.
             ------------------------------------

     (a) The execution and delivery of this Agreement by the Company does not, and the fulfillment of the terms hereof by the Company, and the issuance, sale and delivery of the Exchangeable Notes and the Second Closing Shares will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the modification of, or permit the acceleration of rights under or termination of, any material Contract of the Company or any of its Subsidiaries (collectively the "Key Agreements and Instruments"), or the

Organizational Documents, or (subject to receipt of the Stockholder Approval) any law, ordinance, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or any of its Subsidiaries or over their respective properties or businesses.

     (b) Neither the Company nor any of its Subsidiaries is in default under or in violation of (and no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under) (i) the Organizational Documents, (ii) any Key Agreement and Instrument, (iii) any license, permit or authorization to which the Company or any Subsidiary is a party or by which any of them may be bound or (iv) any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality except, in the case of clause (ii), for defaults or violations which would not have a Material Adverse Effect.

        3.7. Reports and Financial Statements
             --------------------------------

     (a) The Company has furnished the Investors with true and complete copies of the Company's (i) Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2001, as amended, December 31, 2002, as amended, and December 31, 2003, as filed with the SEC, (ii) Quarterly Reports on Form 10-QSB for the quarter ended April 4, 2004, as filed with the SEC, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since January 1, 2002, and (iv) all other reports filed with or registration statements declared effective by the SEC since January 1, 2002, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the SEC since that date (clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). The Company has timely made all filings required under the Exchange Act during the 12 months preceding the date of this Agreement. As of their respective dates, the Company SEC Reports were duly filed and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, including, but not limited to, the Sarbanes-Oxley Act. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (i) complied as to form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") applied on a consistent basis (except (A) as may be indicated therein or in the notes thereto, or (B) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements), (iii) present fairly, in all material respects, the financial position of the Company and its Subsidiaries as at the dates thereof and the results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iv) are in all material respects in accordance with the books of account and records of the Company except as indicated therein.

        3.8. Absence of Certain Developments
             -------------------------------

     Since December 31, 2003, there has been no (i) change or event which could reasonably be expected to have a Material Adverse Effect, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) issuance of capital stock (other than pursuant to the exercise of options, warrants, or convertible securities outstanding at such date) or options, warrants or rights to acquire capital stock (other than the rights granted to the Investors hereunder or options or common stock granted or issued pursuant to the Company's 1996 Stock Incentive Plan or Employee Stock Purchase Plan), (iv) material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured, (v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, (vi) labor trouble involving the Company or any Subsidiary or any material change in their personnel or the terms and conditions of employment, (vii) waiver of any valuable right in favor of the Company or any Subsidiary, (viii) loan or extension of credit to any officer or employee of the Company or any Subsidiary or (ix) acquisition or disposition of any material assets (or any Contract or arrangement therefor), or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business.

        3.9. Compliance with Law
             -------------------

     (a) Neither the Company nor any of its Subsidiaries is in material violation of any laws, ordinances, governmental rules or regulations to which it is subject, including, without limitation, laws or regulations relating to the environment or to occupational health and safety, and no material expenditures are or will be required in order to cause its current operations or properties to comply with any such law, ordinances, governmental rules or regulations.

     (b) The Company and its Subsidiaries have all licenses, permits, franchises or other governmental authorizations necessary for the ownership of their property or for the conduct of their respective businesses, which if violated or not obtained might have a Material Adverse Effect. Neither the Company nor any Subsidiary has finally been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

     (c) The Company and its Subsidiaries manufacture and distribute, and for the past three years have manufactured and have distributed, their products in all material respects in accordance with all applicable rules and regulations of the United States Food and Drug Administration ("FDA") (including the "Good Manufacturing Practices" and the "Medical Device Reporting" regulations) and the Company's quality control procedures in effect at the time of manufacture. All of the products currently sold by the Company and its Subsidiaries in the United States (i) are under FDA-approved investigational studies, or (ii) have been approved or cleared for sale by the FDA and all other applicable federal and state regulatory agencies. All of the products currently sold by the Company and its Subsidiaries outside the United States have, to the best knowledge of the Company, been approved or cleared for sale by the appropriate foreign regulatory agencies. Neither the Company nor any Subsidiary has received any notice from the FDA or any other federal, state or foreign regulatory agency questioning its manufacturing practices or threatening to revoke or curtail any product clearance or approval, and the Company is not aware of any intent to deliver any such notice. All United States and international regulatory approvals or premarket notifications for the products currently sold by the Company and its Subsidiaries are owned by and registered in the name of the Company or one of its Subsidiaries and are in full force and effect and, except as set forth on
Schedule 3.9, none of the products manufactured or marketed by the Company or its Subsidiaries have been the subject of any voluntary or involuntary recall or any governmental investigation other than routine inspections of the Company's facilities.

     (d) The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Except as permitted by the Exchange Act, including, without limitation, Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or director of the Company.

     (e) The management of the Company has (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Board (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

        3.10. Litigation
              ----------

     Except as set forth on Schedule 3.10 hereto, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary or any of their respective properties, assets or businesses. After reasonable inquiry of its officers and employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Except as set forth on Schedule 3.10, neither the Company nor any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

        3.11. Absence of Undisclosed Liabilities
              ----------------------------------

     Neither the Company nor any of its Subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to either Closing, or any act or omission at or prior to either Closing, or any state of facts existing at or prior to either Closing, including taxes with respect to or based upon the transactions or events occurring at or prior to either Closing, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except for liabilities disclosed in the financial statements included in the Company's SEC Reports and liabilities incurred in the usual and ordinary course of business subsequent to April 4, 2004 and liabilities of the type not required under GAAP to be reflected in such financial statements, none of which liabilities incurred subsequent to April 4, 2004 (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

        3.12. Change in Ownership
              -------------------

     Neither (a) the purchase of the Exchangeable Notes by the Investors, (b) the issuance of the Second Closing Shares to the Investors nor (c) the consummation of the transactions contemplated by this Agreement will result in
(i) any material adverse change in the business operations of the Company or any of its Subsidiaries, (ii) the acceleration of the vesting of any outstanding option, warrant, call, commitment, agreement, conversion right, preemptive right or other right to subscribe for, purchase or otherwise acquire any of the shares of the capital stock of the Company or any of the stock of the Company or any of its Subsidiaries, or debt securities of the Company or any of its Subsidiaries (collectively "Commitments", and each individually a "Commitment"), (iii) any obligation of the Company to grant, extend or enter into any Commitment, or (iv) any right in favor of any Person to terminate or cancel any Key Agreement or Instrument.

        3.13. Employment Matters
              ------------------

     (a) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, as applicable, except where failure to be in compliance would not have a Material Adverse Effect. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a Material Adverse Effect nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of officers or key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

     (b) The Company and its Subsidiaries have no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering former or current employees of the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any obligation or liability other than withholding obligations.

     (c) The transactions contemplated by this Agreement will not cause the acceleration of the vesting of any options or other rights issued under the Company's 1993 Incentive Stock Option, Non Qualified Stock Option and Restricted Stock Purchase Plan, 1996 Stock Incentive Plan, Employee Stock Purchase Plan or any other similar plan, arrangement, agreement or understanding.

        3.14. Tax Matters
              -----------

     There are no federal, state, county or local taxes due and payable by the Company or any of its Subsidiaries which have not been paid. The provisions for taxes on the audited and unaudited balance sheets described in Section 3.7 are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company whether or not assessed or disputed as of the respective dates of such balance sheets. The Company and its Subsidiaries have duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. Neither the Company nor any of its Subsidiaries is currently subject to a federal or state tax audit of any kind.

        3.15. Intellectual Property
              ---------------------

     The Company owns or possesses the licenses or rights to use all Intellectual Property necessary to enable it to conduct its business as now operated or as currently proposed to be operated. There are no material outstanding options, licenses or agreements relating to the Intellectual Property of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is bound by or a party to any material options, licenses or agreements relating to the Intellectual Property of any other person or entity. There is no claim or action or proceeding pending or, to the Company's knowledge, threatened that (a) challenges the rights of the Company or its Subsidiaries with respect to any Intellectual Property owned by the Company or its Subsidiaries, or (b) arises out of or related to the Company's or any Subsidiary's alleged infringement or alleged misappropriation of any third party's Intellectual Property.

        3.16. Title to Tangible Assets
              ------------------------

     The Company and its Subsidiaries have good title to their properties and assets and good title to all their leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than or resulting from taxes which have not yet become delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and its Subsidiaries and which have not arisen otherwise than in the ordinary course of business.

        3.17. Insurance
              ---------

     The Company and its Subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company and its Subsidiaries. No notice of any termination or threatened termination of any of such policies has been received and such policies are in full force and effect.

        3.18. Transactions with Related Parties
              ---------------------------------

     Neither the Company nor any Subsidiary is a party to any agreement with any of the Company's directors, officers or stockholders or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person); (ii) licenses technology (either to or from such Person); (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person; (iv) purchases products or services from such Person; or (v) has borrowed money from or lent money to such Person. Neither the Company nor any Subsidiary employs as an employee or engages as a consultant any family member of any of the Company's directors, officers or stockholders. To the best knowledge of the Company, there exist no agreements among stockholders of the Company to act in concert with respect to their voting or holding of Company securities.

        3.19. Interest in Competitors
              -----------------------

     Except for any interest held directly or indirectly by those officers and directors set forth in the Company SEC Reports or interests held by Affiliates of Micro Investment, neither the Company nor any of its officers or, to the best of its knowledge, directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company or any of its Subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or its Subsidiaries.

        3.20. Registration Rights
              -------------------

     Except as provided pursuant to Section 5.10 or as set forth on Schedule 3.20, the Company will not, as of the First Closing Date or the Second Closing Date, be under any obligation to register any of its securities under the Securities Act.

        3.21. Private Offering
              ----------------

     Neither the Company nor anyone acting on its behalf has sold or has offered any of the Exchangeable Notes or Second Closing Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Investors. Based upon the representations of the Investors set forth in Section 4 of this Agreement, the offer, issuance and sale of the Exchangeable Notes and the Second Closing

Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

        3.22. Brokerage
              ---------

     There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company, and the Company agrees to indemnify and hold the Investors harmless against any costs or damages incurred as a result of any such claim.

        3.23. Takeover Statute; Rights Plan
              -----------------------------

     The Company has taken all necessary actions such that the provisions of
Section 203 of the DGCL do not and will not apply to this Agreement or to any of the transactions contemplated hereby. No other Takeover Statute is applicable to the transactions contemplated hereby. The Board has approved this Agreement and the transactions contemplated hereby as contemplated by Section 1(a)(iii) of the Rights Agreement. As a result, as a consequence of this Agreement and the transactions contemplated hereby, (i) the Investors shall not be an "Acquiring Person" within the meaning of the Rights Agreement, (ii) a "Triggering Event" (as defined in the Rights Agreement) shall not have occurred and (iii) the Rights (as defined in the Rights Agreement) shall not separate from the Common Stock as a result of any of the transactions contemplated hereby.

        3.24. Nasdaq Compliance
              -----------------

     The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on The Nasdaq National Market (the "Nasdaq Stock Market"), and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market.

        3.25. Reporting Status
              ----------------

     The Company is currently eligible to register the resale of Common Stock in a secondary offering on a registration statement on Form S-3 under the Securities Act.

        3.26. No Manipulation of Stock
              ------------------------

     The Company has not taken and will not, in violation of applicable law, take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Second Closing Shares.

        3.27. Accountants
              -----------

     PricewaterhouseCoopers LLP have advised the Company that they are, and to the best knowledge of the Company they are, an independent accountant as required by the Sarbanes-Oxley Act and the Securities Act.

        3.28. Transfer Taxes
              --------------

     On the Closing Dates, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Second Closing Shares hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

        3.29. Investment Company
              ------------------

     The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

        3.30. Listing
              -------

     The Company complies with all requirements of the NASD with respect to the issuance of the Second Closing Shares and the listing thereof on the Nasdaq Stock Market.

        3.31. Material Facts
              --------------

     This Agreement, the schedules furnished contemporaneously herewith, and the other agreements, documents, certificates or written statements furnished or to be furnished to the Investors through the Closing Dates by or on behalf of the Company in connection with the transactions contemplated hereby taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, the projections and business plans furnished to the Investor by the Company have been prepared in good faith on the basis of reasonable assumptions consistent with earlier assumptions and represent the Company's best estimate on the date hereof of its future performance.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
            -----------------------------------------------

     Each Investor represents and warrants to the Company severally and solely with respect to itself and its purchase hereunder and not with respect to any other Investor as follows:

     (a) It is acquiring the Exchangeable Notes and, will be acquiring the Second Closing Shares, for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Exchangeable Note or the Second Closing Shares, but subject, nevertheless, to any requirement of law that the disposition of the Investor's property shall at all times be within the Investor's control, and without prejudice to the Investor's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

     (b) It has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

     (c) It is a resident of the jurisdiction set forth immediately below such Investor's name on the signature pages hereto.

     (d) It has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, and, upon execution and delivery by the Company, this Agreement shall constitute the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

     (e) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Investor and the Investor agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

     (f) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares contemplated hereby. It is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

     (g) It hereby acknowledges that no action has been taken by the Company, and the Company does not intend to take any action, in any jurisdiction outside of the United States that would permit an offering of the Exchangeable Notes or the Second Closing Shares, or possession or distribution of offering materials in connection with the issuance of the Exchangeable Notes or Second Closing Shares, in any jurisdiction outside of the United States.

     (h) It understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchangeable Notes or the Second Closing Shares or an investment therein.

SECTION 5.  ADDITIONAL AGREEMENTS OF THE PARTIES
            ------------------------------------

        5.1. Resale of Securities
             --------------------

     (a) Each Investor covenants that it will not sell or otherwise transfer the Exchangeable Notes or the Second Closing Shares except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder; provided, however, without any obligation to deliver an opinion of counsel, each Investor shall be able to transfer the Exchangeable Notes or the Second Closing Shares to Affiliates and to ev3 LLC, a Delaware limited liability company, and its Affiliates.

     (b) Until the Second Closing Shares are registered pursuant to Section 5.10 hereof, the certificates evidencing the Second Closing Shares will bear the following legend reflecting the foregoing restrictions on the transfer of such securities:

          "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder."

        5.2.  Covenants Pending Closing
              -------------------------

     Pending the Closings, the Company will conduct and will cause its Subsidiaries to conduct their respective businesses in the ordinary course, and will not, and will not permit any of its Subsidiaries to, without the Investors' prior written consent, take any action which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance. The Company will promptly advise the Investors of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance.

        5.3.  Further Assurance
              -----------------

     Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to either Closing as promptly as practicable.

        5.4. Indemnity
             ---------

     (a) The Company agrees to indemnify and hold each Investor, its members and its Affiliates and each of their respective officers, directors, partners, members, employees and agents, and each person who controls the Investor or any of its members (within the meaning of the Exchange Act) (the "Indemnified Parties") harmless against any and all losses, liabilities, damages, expenses and other costs ("Losses") arising from any actual or threatened claims brought against the Company or such Indemnified Parties in connection with or arising out of entering into this Agreement and the transactions contemplated hereby or any other legal, administrative or other proceeding arising out of the transactions contemplated hereby, other than such Losses which are judicially determined to have resulted from (i) the gross negligence or willful misconduct of the Investor or such other Indemnified Party or (ii) the breach by the Investor of any of the terms of this Agreement.

     (b) Each Indemnified Party under this Section 5.4 will, promptly after the receipt of notice of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought from the Company on account of an indemnity agreement contained in this Section 5.4, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party other than pursuant to this Section 5.4 or, unless the Company shall have been prejudiced by the omission of such Indemnified Party so to notify the Company, pursuant to this
Section 5.4. In case any such action shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of its election so to assume the defense thereof, the Company will not be liable to such Indemnified Party under this Section 5.4 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that (1) if the Company shall elect not to assume the defense of such claim or action or (2) if the Indemnified Party reasonably determines (A) that there may be a conflict between the positions of the Company and of the Indemnified Party in defending such claim or action or (B) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the Company, then separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, in the case of (1) and (2)(A), or such different defenses, in the case of
(2)(B), and the Company shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense.

        5.5. Exchange of Exchangeable Notes for Common Stock
             -----------------------------------------------

     (a) Upon the receipt of the Stockholder Approval and the satisfaction of the other conditions to the Second Closing, all of the outstanding principal and accrued but unpaid interest on the Investors' Exchangeable Notes shall be exchanged for such number of shares of Common Stock as shall be equal to the quotient obtained by dividing (i) the aggregate outstanding principal balance plus any accrued but unpaid interest then outstanding on such Investor's Exchangeable Notes by (ii) $3.10 (subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate actions having the similar effect with respect to the Common Stock, the "Exchange Price"); provided, however, the Investors shall have no obligation to exchange the Exchangeable Notes for Common Stock if the conditions precedent to the Second Closing set forth in Section 6 have not been satisfied on or prior to the date that is ninety (90) days following the date of the First Closing Date (the "Exchange Termination Date"), including, without limitation, if on or before the Exchange Termination Date, there shall have occurred any developments in the business of the Company or any of its Subsidiaries which, individually or in the aggregate, have had, or would be reasonably likely to have, a Material Adverse Effect (but excluding any Material Adverse Effect resulting from the actions of any Investor or their Affiliates). If Stockholder Approval at the Special Meeting (as defined herein) is not obtained, then the Investors shall not have the option to, and the Company shall not be required to, exchange all or any portion of the outstanding principal and accrued but unpaid interest then outstanding on the Exchangeable Notes for shares of Common Stock and such Exchangeable Notes shall remain outstanding pursuant to their terms.

     (b) If the Second Closing has not occurred by the Exchange Termination Date, each Investor shall have the right, but not the obligation, at anytime following such date and from time to time, upon receipt of the Stockholder Approval, to exchange all or any portion of the outstanding principal and accrued but unpaid interest on such Investor's Exchangeable Notes for such number of shares of Common Stock as shall be equal to the quotient obtained by dividing (i) the aggregate outstanding principal balance plus any accrued but unpaid interest then outstanding on such Investor's Exchangeable Notes by (ii) the Exchange Price. If an Investor elects to exchange all or any portion of the outstanding principal balance and accrued but unpaid interest on such Investor's Exchangeable Note, the Investor shall give notice to the Company of the principal amount of the Exchangeable Note and/or accrued but unpaid interest thereon to be exchanged and the name(s) in which the certificate(s) for the shares of Common Stock are to be issued. If at the time of exchange of the Exchangeable Notes for shares of Common Stock there are insufficient authorized shares of Common Stock to permit exchange in full of the Exchangeable Notes proposed to be so exchanged, then the Company shall take all corporate action necessary to authorize a sufficient number of shares of Common Stock to permit such exchange in full. Upon any partial exchange by an Investor pursuant to which only a portion of the outstanding principal balance and unpaid accrued interest of an Exchangeable Note (a "Partial Exchange"), the Company shall issue to such Investor a new Exchangeable Note (dated as of the date of the Exchangeable Note that was exchanged) representing the aggregate amount of the outstanding principal balance and unpaid accrued interest of the Exchangeable Note that was not exchanged in connection with the Partial Exchange, which note shall be in the same form and containing the same terms as the Exchangeable Note that was exchanged in the Partial Exchange.

     (c) No fractional shares of the Common Stock will be issued upon exchange of the Exchangeable Notes for shares of Common Stock. In lieu of any fractional share to which the Investor would otherwise be entitled, the Company will pay to the Investors in cash the amount of the unexchanged principal balance plus accrued but unpaid interest then outstanding on the Exchangeable Notes that would otherwise be exchanged for such fractional share. Upon exchange of the Exchangeable Notes, the Investors shall surrender the Exchangeable Notes, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Investors, at such principal office, a certificate or certificates for the number of shares to which each such Investor is entitled upon such exchange, including a check payable to such Investor for any cash amounts payable as described herein. Upon exchange of the Exchangeable Notes and payment for fractional shares as provided above, the Company will be forever released from all of its payment obligations and liabilities under the Exchangeable Notes with regard to that portion of the principal and accrued but unpaid interest being exchanged.

        5.6. Consents and Approvals; HSR Act; Proxy
             --------------------------------------

     (a) From and after the date hereof, the Company shall use its best efforts to obtain as promptly as practicable any consent or approval of any Person, including any regulatory authority, required in connection with the transactions contemplated hereby, including without limitation, the approval by the required vote of the Company's stockholders to (i) the issuance of the Second Closing Shares upon exchange of the Exchangeable Notes and (ii) such other matters as may be necessary or advisable to consummate the transactions contemplated by this Agreement (such approval by the Company's stockholders of the matters referred to in (i), (ii) and (iii) is referred to herein as the "Stockholder Approval").

     (b) To the extent required, the Company and the Investors agree to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

     (c) In furtherance of the above, as promptly as practicable after the First Closing Date, but in no event later than ten Business Days following the First Closing Date, the Company shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, a preliminary proxy statement, and as soon as practicable thereafter (subject to applicable waiting periods under the Exchange Act and review by the SEC) file with the SEC and promptly thereafter mail a definitive proxy statement to the Company's stockholders (the "Proxy Statement"). Any Proxy Statement filed under this Section 5.6(c) shall, to the extent required, contain the recommendation of the Board that the Company's stockholders approve the transactions contemplated by this Agreement. Each Investor will be given a reasonable opportunity to review and comment on drafts of the Proxy Statement and the Company will use its reasonable best efforts to accept comments thereto given by each Investor and its representatives. The Company shall promptly take all action necessary in accordance with applicable law and its Organizational Documents to convene a special meeting of the Company's stockholders (the "Special Meeting") no later than the date that is sixty (60) days following the First Closing Date or, if such date is impracticable due to review by the SEC, as soon as practicable thereafter. The Company shall use its best efforts to solicit from the Company's stockholders proxies in favor of the transactions contemplated by this Agreement and shall take all other action necessary or, in the reasonable opinion of the Investors, advisable to secure any vote of stockholders necessary for approval of the transactions contemplated by this Agreement.

        5.7. Use of Proceeds
             ---------------

     The proceeds received by the Company from the issuance and sale of the Exchangeable Notes shall be used by the Company for general corporate purposes.

        5.8.  Takeover Statute
              ----------------

     If any Takeover Statute shall become applicable to the transactions contemplated hereby, including, without limitation, any takeover provision under the laws of the State of Delaware, the Company and the members of the Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statue or regulation on the transactions contemplated hereby.

        5.9.  Rights Agreement Inapplicable
              -----------------------------

     If the transactions contemplated hereby or the conversion or exchange or exercise of any of the Exchangeable Notes for Second Closing Shares upon its terms would (a) result in the occurrence of a "Triggering Event" under the Rights Agreement, (b) cause any Investor to become an "Acquiring Person" as defined in the Rights Agreement or (c) otherwise cause the exercise of any "Right" issued pursuant to the Rights Agreement or the issuance or exercise of any "Rights Certificate" under the Rights Agreement, the Company will promptly cause the Rights Agreement to be duly amended to prevent any such characterization.

        5.10. Registration Rights
              -------------------

     The Company shall file a registration statement (the "Registration Statement") covering the Second Closing Shares on behalf of the Investors and their respective Affiliates and any subsequent transferee with the SEC. Such Registration Statement will be filed as soon as practicable after the Second Closing Date and in no event later than five (5) Business Days following the Second Closing Date or, if the Second Closing Date shall not occur, as soon as practicable after the first date on which an Investor exchanges all or any portion of such Investor's Exchangeable Note pursuant to Section 5.5(b) and in no event later than five (5) Business Days following such date. The Company will use its reasonable best efforts to cause the Registration Statement to become effective within sixty (60) days of filing. The expenses of the preparation and filing of the Registration Statement shall be borne by the Company. Upon filing the Registration Statement, the Company will use its reasonable best efforts to keep the Registration Statement effective with the SEC at all times until the Investors or any transferee who would require such registration to effect a sale of the Second Closing Shares no longer holds the Second Closing Shares or can effect a sale of the Second Closing Shares pursuant to Rule 144(k) under the Securities Act, whichever is sooner. Provisions relating to the registration rights discussed in this Section 5.10 are set forth in Exhibit D hereto. The registration rights shall be assignable by each Investor to any purchaser who acquires from the Investor (i) 5% or more of the aggregate principal amount of the Exchangeable Notes held by such Investor as of the First Closing Date if the Second Closing does not occur or (ii) 5% or more of the Second

Closing Shares held by such Investor after the exchange of the Exchangeable Notes for Second Closing Shares on the Second Closing Date.

        5.11. Registration and Listing
              ------------------------

     (a) So long as any Investor Owns any Second Closing Shares, the Company will cause the Common Stock to continue at all times to be registered under
Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations.

     (b) So long as any Investor Owns any Second Closing Shares, the Company shall continue the listing or trading of the Common Stock on the Nasdaq Stock Market or one of the other Approved Markets and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed.


     (c) So long as any Investor Owns any Second Closing Shares, the Company shall use its best efforts to comply with all requirements of the NASD with respect to the issuance of the Second Closing Shares and listing thereof on the Nasdaq Stock Market.

        5.12. Private Offering
              ----------------

     Neither the Company nor anyone acting on its behalf shall offer the Exchangeable Notes or the Second Closing Shares for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Exchangeable Notes or Second Closing Shares within the provisions of Section 5 of the Securities Act.

SECTION 6.  INVESTORS' CLOSING CONDITIONS
            -----------------------------

     The obligation of each Investor to purchase and pay for the Exchangeable Notes on the First Closing Date and exchange the Exchangeable Notes for Second Closing Shares on the Second Closing Date shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

        6.1.  Representations and Warranties
              ------------------------------

     The representations and warranties of the Company contained in this Agreement shall be true in all material respects (except for such representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true in all respects) on and as of the First Closing Date.

        6.2.  Compliance with Agreement
              -------------------------

     The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the First Closing Date.

        6.3.  Injunction
              ----------

     There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

        6.4. Counsel's Opinion
             -----------------

     (a) At the First Closing, the Investors shall have received an opinion from the Company's counsel, Stradling Yocca Carlson & Rauth, dated the First Closing Date, and substantially in the form of Exhibit E hereto.

     (b) At the Second Closing, the Investors shall have received an opinion from the Company's counsel, Stradling Yocca Carlson & Rauth, dated the Second Closing Date, and substantially in the form of Exhibit F hereto.

        6.5. Adverse Development
             -------------------

     From the date of this Agreement, there shall have been no developments in the business of the Company or any of its Subsidiaries which, individually or in the aggregate, have had, or would be reasonably expected to have, a Material Adverse Effect.

        6.6.  Stockholder Approval
              --------------------

     On or prior to the Second Closing Date, the Company shall have received the Stockholder Approval.

        6.7. Listing of the Shares
             ---------------------

     At least 15 calendar days prior to the Second Closing Date, the Company shall have delivered to the Nasdaq Stock Market the notice of issuance of the Second Closing Shares in accordance with Nasdaq Marketplace Rule 4310(c)(17) and the Company shall have delivered to each of the Investors satisfactory evidence of the delivery of such notice. The Company shall not have received any communication (whether written or oral) from the Nasdaq Stock Market requesting additional information regarding the transactions contemplated by this Agreement, including, without limitation, the issuance of the Second Closing Shares, or indicating that the Nasdaq Stock Market has any objections to the transactions contemplated by this Agreement, including, without limitation, the issuance of the Second Closing Shares.

        6.8.  Nasdaq Trading
              --------------

     From the date hereof to the Second Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Nasdaq Stock Market, and trading in securities generally as reported by the Nasdaq Stock Market shall not have been suspended or limited, and the Common Stock shall not have been delisted on the Nasdaq Stock Market.

        6.9.  Officers' Certificate
              ---------------------

     The Investors shall have received a certificate, dated the First Closing Date or the Second Closing Date, as the case may be, signed by each of the President and the Chief Financial Officer of the Company, certifying that the pertinent conditions specified in the foregoing Sections have been fulfilled.

        6.10. Secretary's Certificate
              -----------------------

     The Investors shall have received a certificate, dated the First Closing Date of the Secretary of the Company attaching (i) a true and complete copy of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware, with all amendments thereto, (ii) true and complete copies of the Company's Bylaws in effect as of such date, (iii) certificates of good standing of the appropriate officials of the jurisdictions of incorporation of the Company and of each state in which the Company is qualified to do business as a foreign corporation and (iv) resolutions of the Special Committee authorizing the execution and delivery of this Agreement and the transactions contemplated hereby, including (a) the issuance of the Second Closing Shares upon exchange of the Exchangeable Notes and (b) the approvals required by Section 3.23 of the Agreement.

        6.11. Approval of Proceedings
              -----------------------

     All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Investors and to Willkie Farr & Gallagher LLP, counsel to certain of the Investors; and the Investors shall have received copies of all documents or other evidence which they and Willkie Farr & Gallagher LLP may request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to the Investors and Willkie Farr & Gallagher LLP.

        6.12. Fairness Opinion
              ----------------

     On or prior to the First Closing Date, the Special Committee shall have received a fairness opinion relating to the transactions contemplated by this Agreement from an investment banking firm chosen by the Special Committee and approved the transactions contemplated by this Agreement and the Investors shall have received a copy of such fairness opinion.

        6.13. Second Closing Date
              -------------------

     With respect to the Second Closing, the conditions set forth in Sections 6.3, 6.4(b), 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11 and 6.12 shall have been satisfied by the Exchange Termination Date.

SECTION 7.  COMPANY CLOSING CONDITIONS
            --------------------------

     The obligation of the Company to deliver the Exchangeable Notes on the First Closing Date and exchange the Exchangeable Notes for Second Closing Shares on the Second Closing Date shall be subject to the performance by each Investor of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

        7.1.  Representations and Warranties
              ------------------------------

     The representations and warranties of each Investor contained in this Agreement shall be true on and as of the First Closing Date.

        7.2.  Compliance with Agreement
              -------------------------

     Each Investor shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the First Closing Date.

        7.3.  Investors' Certificates
              -----------------------

     The Company shall have received a certificate from each Investor, dated the First Closing Date, signed by a duly authorized representative of such Investor, certifying that the conditions specified in the foregoing Sections 7.1 and 7.2 have been fulfilled.

        7.4.  Injunction
              ----------

     There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

        7.5.  Stockholder Approval
              --------------------

     On or prior to the Second Closing Date, the Company shall have received the Stockholder Approval.

SECTION 8.  INTERPRETATION OF THIS AGREEMENT
            --------------------------------

        8.1.  Terms Defined
              -------------

     As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     Affiliate: shall mean any Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity.

     Agreement: shall mean this Note Purchase Agreement, dated as of June 25, 2004, among the Company and the Investors, as the same may be amended from time to time.

     Approved Markets: shall mean the Nasdaq Stock Market (including the Nasdaq National Market and Nasdaq SmallCap Market), the New York Stock Exchange or the American Stock Exchange.

     Board: shall have the meaning set forth in Section 3.3(c).

     Business Day: shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close.

     Closing: shall have the meaning set forth in Section 2.2(b).

     Code: shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

     Commitments: shall have the meaning set forth in Section 3.12.

     Common Stock: shall have the meaning set forth in Section 1.

     Company: shall have the meaning set forth in the preamble.

     Company SEC Reports: shall have the meaning set forth in Section 3.7(a).

     Contract: shall mean any agreement, contract, commitment, understanding, arrangement, restriction or other instrument to which the Company or any of its Subsidiaries is a party, which includes any rights or obligations thereof, or which otherwise relates to or affects any of their respective assets, including, without limitation, any indenture, lease, mortgage, deed of trust, loan, credit or security agreement, note or other evidence of indebtedness, guaranty, stockholders agreement, license, joint venture agreement, distribution agreement, or employment, severance or consulting agreement.

     DGCL: shall mean the Delaware General Corporation Law.

     Exchange Act: shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Exchange Price: shall have the meaning set forth in Section 5.5(a).

     Exchange Termination Date: shall have the meaning set forth in Section 5.5(a).

     Exchangeable Notes: shall have the meaning set forth in Section 1.

     FDA: shall have the meaning set forth in Section 3.9(c).

     First Closing: shall have the meaning set forth in Section 2.2(a).

     First Closing Date: shall have the meaning set forth in Section 2.2(a).

     GAAP: shall have the meaning set forth in Section 3.7(b).

     HSR Act: shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     Indemnified Parties: shall have the meaning set forth in Section 5.4(a).

     Intellectual Property: shall mean all of the following, owned by the Company or any Subsidiary, or owned by a third party and used in the current or contemplated business of the Company or any Subsidiary: (i) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) database rights; (vi) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Company's Web sites;
(vii) rights under all agreements relating to the foregoing; and (viii) books and records pertaining to the foregoing.

     Investor: shall have the meaning set forth in the preamble.

     Investors: shall have the meaning set forth in the preamble.

     Key Agreements and Instruments: shall have the meaning set forth in Section 3.6(a).

     Losses: shall have the meaning set forth in Section 5.4(a).

     Material Adverse Effect: shall have the meaning set forth in Section
3.1(c).

     Micro Investment: shall have the meaning set forth in Section 3.5.

     NASD: shall mean the NASD Inc.

     Nasdaq Stock Market: shall have the meaning set forth in Section 3.24.

     Organizational Documents: shall have the meaning set forth in Section
3.1(a).

     Owns, Own, Owned: shall mean the aggregate beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of the Investor and any of its Affiliates, its current or former members and Affiliates thereof.

     Partial Exchange: shall have the meaning set forth in Section 5.5(b).

     Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     Preferred Stock: shall have the meaning set forth in Section 3.3(a).

     Proxy Statement: shall have the meaning set forth in Section 5.6(c).

     Registration Statement: shall have the meaning set forth in Section 5.10.

     Rights Agreement: shall mean the Rights Agreement, dated as of June 3, 1999, between the Company and U.S. Stock Transfer Corporation, as Rights Agent, as amended.

     Sarbanes-Oxley Act: shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

     SEC: shall mean the Securities and Exchange Commission.

     Second Closing: shall have the meaning set forth in Section 2.2(b).

     Second Closing Date: shall have the meaning set forth in Section 2.2(b).

     Second Closing Shares: shall mean the Common Stock issuable upon exchange of the Exchangeable Notes pursuant to the terms of this Agreement and the terms of the Exchangeable Notes.

     Securities Act: shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Special Committee: shall have the meaning set forth in Section 3.4.

     Special Meeting: shall have the meaning set forth in Section 5.6(c).

     Special Situations: shall mean Special Situations Fund III, L.P., a Delaware limited partnership and Special Situations Cayman Fund, L.P.

     Stockholder Approval: shall have the meaning set forth in Section 5.6(a).

     Subsidiary: shall mean a partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization of which a Person owns, directly or indirectly, more than 50% of the stock or other interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such entity.

     Takeover Statute: shall mean any corporate takeover provision under laws of the State of Delaware or any other state or federal "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation.

     Vertical: shall mean Vertical Fund I, L.P., a Delaware limited partnership, and Vertical Fund II, L.P., a Delaware limited partnership.

     Warburg Pincus: shall mean Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V., a Netherlands limited partnership, and Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands limited partnership.

        8.2.  Accounting Principles
              ---------------------

     Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

        8.3.  Directly or Indirectly
              ----------------------

     Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        8.4.  Governing Law
              -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any contrary result otherwise required by conflict or choice of law rules.

        8.5.  Paragraph and Section Headings
              ------------------------------

     The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

SECTION 9.  MISCELLANEOUS
            -------------

        9.1.  Notices
              -------

     (a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

          (1) if to an Investor, at the address or facsimile number set forth next to such Investor's name on Schedule 2.1, or at such other address or facsimile number as such Investor may have furnished the Company in writing, and if the communication is to (i) Warburg Pincus or Vertical, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 (facsimile: (212) 728-8111), Attention: Steven J. Gartner, Esq., and (ii) Special Situations, with a copy to Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 (facsimile: (973) 597-2383),
     Attention: John D. Hogoboom, Esq.; and

          (2) if to the Company, at: 2 Goodyear, Irvine, CA 92618 (facsimile:
     (949) 465-1743), Attention: Thomas C. Wilder, III, or at such other address or facsimile number as it may have furnished the Investors in writing, with a copy to Stradling Yocca Carlson & Rauth, 600 Newport Center Drive, Suite 1600, Newport Beach, CA 92660 (facsimile: (949) 725-4100), Attention: Bruce Feuchter, Esq.

     (b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

        9.2.  Expenses and Taxes
              ------------------

     (a) The Company agrees to pay the Investors' out-of-pocket expenses, including the fees and disbursements of Willkie Farr & Gallagher LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other instruments and agreements entered into pursuant to this Agreement or such other agreements, and any amendments to the same.

     (b) The Company will pay, and save and hold each Investor harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of either the Exchangeable Notes or Second Closing Shares.

        9.3. Reproduction of Documents
             -------------------------

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Investors on the Closing Dates (except for documents evidencing the Exchangeable Notes and certificates evidencing Second Closing Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Investors, may be reproduced by the Investors by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        9.4.  Termination and Survival
              ------------------------

     Notwithstanding any termination of the parties' obligation to consummate the Closings, all other terms of this Agreement shall remain in full force and effect. All warranties, representations, and covenants made by the Investors and the Company herein or in any certificate or other instrument delivered by the Investors or the Company under this Agreement shall be considered to have been relied upon by the Company or the Investors, as the case may be, and shall survive all deliveries to the Investors of the Exchangeable Notes and Second Closing Shares, or payment to the Company for such Exchangeable Notes and Second Closing Shares, regardless of any investigation made by the Company or the Investors, as the case may be, or on the Company's or the Investors' behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

        9.5.  Successors and Assigns
              ----------------------

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The Company may not assign its rights or obligations hereunder without the prior written consent of the Investors. Each Investor may assign its rights and obligations hereunder to any of its members or Affiliates or to any Affiliates of its members.

        9.6.  Entire Agreement; Amendment and Waiver
              --------------------------------------

     This Agreement and the agreements attached as Exhibits hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investors holding a majority of the Exchangeable Notes or Second Closing Shares, as applicable; provided, however, if the Second Closing has not occurred on or prior to the Exchange Termination Date, then following such date this Agreement may be amended and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investors holding a majority of (i) the Exchangeable Notes or (ii), if a majority of the Exchangeable Notes (determined by reference to the aggregate principal amount of Exchangeable Notes issued on the date hereof) have been exchanged pursuant to Section 5.5(b), the Second Closing Shares.

        9.7.  Severability
              ------------

     In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

        9.8.  Limitation on Enforcement of Remedies
              -------------------------------------

     The Company hereby agrees that it will not assert against the limited partners of any members of any Investor any claim it may have under this Agreement by reason of any failure or alleged failure by the Investor to meet its obligations hereunder.

        9.9.  Counterparts
              ------------

     This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                    Very truly yours,

                                    MICRO THERAPEUTICS, INC.


                                    By:  /s/  Thomas C. Wilder, III
                                         --------------------------
                                         Name:   Thomas C. Wilder, III
                                         Title:  President and Chief
                                                 Executive Officer


ACCEPTED AND AGREED:

INVESTORS:

WARBURG, PINCUS EQUITY PARTNERS, L.P.

    By:  Warburg Pincus & Co., General Partner



By:  /s/ Sean D. Carney
     --------------------
   Name:   Sean D. Carney
   Title:  Partner

Resident in:  Delaware



WARBURG, PINCUS NETHERLANDS
EQUITY PARTNERS I, C.V.

    By:  Warburg Pincus & Co., General Partner



By:  /s/ Sean D. Carney
   --------------------
   Name:   Sean D. Carney
   Title:  Partner

Resident in:  Netherlands

WARBURG, PINCUS NETHERLANDS
EQUITY PARTNERS II, C.V.

    By:  Warburg Pincus & Co., General Partner



By: /s/ Sean D. Carney
    ------------------
   Name:   Sean D. Carney
   Title:  Partner

Resident in:  Netherlands



WARBURG, PINCUS NETHERLANDS
EQUITY PARTNERS III, C.V.

    By:  Warburg Pincus & Co., General Partner



By: /s/ Sean D. Carney
    ------------------
   Name:   Sean D. Carney
   Title:  Partner

Resident in:  Netherlands



VERTICAL FUND I, L.P.

    By:  Vertical Group, L.P.,
         General Partner



By:  /s/  John E. Runnells
     ---------------------
     Name:  John E. Runnells
     Title:  General Partner

Resident in:  Delaware



VERTICAL FUND II, L.P.

    By:  Vertical Group, L.P.,
         General Partner



By:  /s/  John E. Runnells
     ---------------------
     Name:  John E. Runnells
     Title:  General Partner

Resident in:  Delaware

SPECIAL SITUATIONS CAYMAN FUND, L.P.



By:  /s/  David Greenhouse
     ---------------------
     Name:   David Greenhouse
     Title:  General Partner

Resident in:  Delaware



SPECIAL SITUATIONS FUND III, L.P.



By:  /s/  David Greenhouse
     ---------------------
     Name:  David Greenhouse
     Title:  General Partner

Resident in:  Delaware



URSUS CAPITAL, L.P.



By:  /s/  Evan Sturza
     ----------------
     Name:   Evan Sturza
     Title:  Managing Director

Resident in:  Delaware



URSUS OFFSHORE LTD.



By:  /s/  Evan Sturza
     ----------------
     Name:   Evan Sturza
     Title:  Managing Director

Resident in:  Cayman Islands

                                  Schedule 2.1



                                                      Aggregate Principal Amount
          Investor's Name and Address                   of Exchangeable Notes
----------------------------------------------------- --------------------------

Warburg, Pincus Equity Partners, L.P.                         $9,450,000
c/o Warburg Pincus & Co.
466 Lexington Avenue
New York, NY 10017
Facsimile:  (212) 716-5068
Attention:  Sean D. Carney
            Elizabeth H. Weatherman

Warburg, Pincus Netherlands Equity Partners I, C.V.             $300,000
c/o Warburg Pincus & Co.
466 Lexington Avenue
New York, NY 10017
Facsimile:  (212) 716-5068
Attention:  Sean D. Carney
            Elizabeth H. Weatherman

Warburg, Pincus Netherlands Equity Partners II, C.V.            $200,000
c/o Warburg Pincus & Co.
466 Lexington Avenue
New York, NY 10017
Facsimile:  (212) 716-5068
Attention:  Sean D. Carney
            Elizabeth H. Weatherman

Warburg, Pincus Netherlands Equity Partners III, C.V.            $50,000
c/o Warburg Pincus & Co.
466 Lexington Avenue
New York, NY 10017
Facsimile:  (212) 716-5068
Attention:  Sean D. Carney
            Elizabeth H. Weatherman

Vertical Fund I, L.P.                                         $4,025,000
c/o Vertical Group, L.P.
25 Deforest Avenue
Summit, New Jersey  07901
Facsimile:  (908) 273-9434
Attention:  John Runnells

                                                      Aggregate Principal Amount
          Investor's Name and Address                   of Exchangeable Notes
----------------------------------------------------- --------------------------

Vertical Fund II, L.P.                                          $975,000
c/o Vertical Group, L.P.
25 Deforest Avenue
Summit, New Jersey  07901
Facsimile:  (908) 273-9434
Attention:  John Runnells

Special Situations Cayman Fund, L.P.                          $1,250,000
153 E. 53rd Street, 55th Floor
New York, New York 10022
Facsimile:  (212) 207-6515
Attention:  Steven Becker

Special Situations Fund III, L.P.                             $3,750,000
153 E. 53rd Street, 55th Floor
New York, New York 10022
Facsimile:  (212) 207-6515
Attention:  Steven Becker

Ursus Capital, L.P.                                             $589,000
156 West 56th Street, Ste 1603
New York, NY 10019
Facsimile:  (212) 541-8288
Attention:  Adam Stone
            Jeff Zatkowsky

Ursus Offshore Ltd.                                             $418,500
156 West 56th Street, Ste 1603
New York, NY 10019
Facsimile:  (212) 541-8288
Attention:  Adam Stone
            Jeff Zatkowsky